                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                 EXCHANGE ACT OF 1934 (AMENDMENT NO. __________)

Filed by the registrant    /X/

Filed by a party other than the registrant  / /

Check the appropriate box:

/ / Preliminary proxy statement             / / Confidential, for Use of the
/X/ Definitive proxy statement                  Commission Only (as permitted by
/ / Definitive additional materials             Rule 14a-6(e)(2))
/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           WESTERN DIGITAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1)      Title of each class of securities to which transactions applies:

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       (2)      Aggregate number of securities to which transactions applies:

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       (3)      Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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       (4)      Proposed maximum aggregate value of transaction:

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       (5)      Total fee paid:

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/ /    Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)      Amount previously paid:

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       (2)      Form, schedule or registration statement no.:

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       (3)      Filing party:

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       (4)      Date filed:

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


                           WESTERN DIGITAL CORPORATION

                            8105 IRVINE CENTER DRIVE
                            IRVINE, CALIFORNIA 92718

                                    --------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 1, 1995

To the Shareholders of
WESTERN DIGITAL CORPORATION

         The Annual Meeting of Shareholders of Western Digital Corporation, a Delaware corporation (the "Company"), will be held at the Company's principal executive offices, 8105 Irvine Center Drive, Irvine, California, on Wednesday, November 1, 1995, at 10:00 a.m. for the following purposes:

                 1. To elect eight directors to serve until the next annual meeting of shareholders of the Company and until their successors are elected and qualified;

                 2. To approve the amendment and restatement of the Company's Stock Option Plan for Non-Employee Directors which will effect certain changes to such plan as described in this Proxy Statement regarding additional option grants and other matters;

                 3. To ratify the selection of KPMG Peat Marwick LLP as independent accountants for the Company for the fiscal year ending June 29, 1996; and

                 4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on September 15, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

         ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. YOU ARE URGED TO SIGN, DATE AND OTHERWISE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND WISH TO DO SO, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE SIGNED AND RETURNED YOUR PROXY CARD.

                                 By Order of the Board of Directors


                                 Michael A. Cornelius
                                 Vice President and Secretary

Irvine, California
October 2, 1995

                           WESTERN DIGITAL CORPORATION
                            8105 IRVINE CENTER DRIVE
                            IRVINE, CALIFORNIA 92718

                                    --------
                                 PROXY STATEMENT

                                    --------

                         ANNUAL MEETING OF SHAREHOLDERS

                                NOVEMBER 1, 1995

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Western Digital Corporation, a Delaware corporation (the "Company"), for use at the Company's 1995 Annual Meeting of Shareholders to be held on November 1, 1995 at 10:00 a.m. (the "Meeting") and at any and all adjournments and postponements of the Meeting. The Meeting will be held at the Company's principal executive offices, 8105 Irvine Center Drive, Irvine, California. This Proxy Statement and the accompanying form of proxy will be first mailed to shareholders on or about October 2, 1995.

         The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, Proxy Statement and form of proxy and the cost of soliciting proxies will be paid by the Company. Proxies may be solicited in person or by telephone, telegraph or cable by personnel of the Company who will not receive any additional compensation for such solicitation. The Company will pay brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals. In addition, the Company has engaged D.F. King & Co., Inc., New York, New York, to assist in soliciting proxies for a fee of approximately $5,000 plus reimbursement of reasonable out-of-pocket expenses.

                                     VOTING

         The close of business on September 15, 1995 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. On that date there were 50,657,588 shares of the Company's Common Stock outstanding. Each share is entitled to one vote on any matter that may be presented for consideration and action by the shareholders at the Meeting. The holders of a majority of the shares of Common Stock outstanding on the record date and entitled to be voted at the Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting and any adjournments and postponements thereof. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

         Each proxy will be voted FOR (i) the election of the eight director nominees named herein; (ii) approval of the amendment and restatement of the Company's Stock Option Plan for Non-Employee Directors; and (iii) ratification of the selection of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending June 29, 1996, unless the shareholder otherwise directs in his or her proxy. Where the shareholder has appropriately directed how the proxy is to be voted, it will be voted according to the shareholder's direction. Any shareholder has the power to revoke his or her proxy at any time before it is voted at the Meeting by submitting a written notice of revocation to the Secretary of the Company or by filing a duly executed proxy bearing a later date. A proxy will not be voted if the shareholder who executed it is present at the Meeting and elects to vote the shares represented thereby in person.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information, as of September 1, 1995, with respect to those known by the Company to be beneficial owners of more than five percent (5%) of the outstanding shares of the Company's Common Stock. The information is based on filings made by the respective beneficial owners with the Securities and Exchange Commission (the "Commission") or information provided to the Company by such beneficial owners. On September 1, 1995, there were 50,647,861 shares of Common Stock outstanding.

                                                        AMOUNT AND
                NAME AND ADDRESS OF                     NATURE OF                 PERCENT
                BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP      OF CLASS
                ----------------                        --------------------      --------
                FMR Corp.                               6,086,700 (1)               12.0%
                82 Devonshire Street
                Boston, Massachusetts 02109

                Wellington Management Company           4,718,804 (2)                9.3%
                75 State Street
                Boston, Massachusetts 02109

                The Capital Group Companies, Inc.       2,878,000 (3)                5.7%
                333 South Hope Street
                Los Angeles, California 90071

(1) Based upon information provided by FMR Corp. as of August 31, 1995. Includes 6,070,000 shares beneficially owned by Fidelity Management & Research Company and 16,700 shares beneficially owned by Fidelity Management Trust Company. FMR Corp. has sole voting power with respect to 16,700 shares and sole dispositive power with respect to 6,086,700 shares.

(2) Based upon information provided by Wellington Management Company as of September 1, 1995. Wellington Management Company is deemed a beneficial owner of the shares only by virtue of the direct or indirect investment discretion they possess pursuant to the provisions of investment advisory agreements with various investment advisory clients.

(3)      Based upon information reported by The Capital Group Companies, Inc. on
         Schedule 13F. Capital Guardian Trust Company and Capital Research and Management Company, operating subsidiaries of The Capital Group Companies, Inc., exercised as of June 30, 1995, investment discretion with respect to 1,024,000 and 1,854,000 shares, respectively.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of September 1, 1995 by each of the present directors, by each of the executive officers named in the Summary Compensation Table found elsewhere in this Proxy Statement and by all directors and executive officers as a group. The information was furnished by the respective directors and officers. On September 1, 1995, there were 50,647,861 shares of Common Stock outstanding. The number of shares beneficially owned is deemed to include shares of the Company's Common Stock as to which the directors or officers have or share either investment or voting power. Unless otherwise stated, and except for voting and investment powers held jointly with a person's spouse, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

                                                                             RIGHT TO ACQUIRE
                                                          NUMBER OF           OWNERSHIP UNDER
                                                           SHARES          OPTIONS EXERCISABLE       PERCENT OF
BENEFICIAL OWNER                                     BENEFICIALLY OWNED     WITHIN 60 DAYS (1)        CLASS (2)
----------------                                     ------------------     ------------------        ---------
Charles A. Haggerty                                         36,498                   213,551
I. M. Booth                                                  8,800                    30,000
Andre R. Horn                                                6,000                    15,250
Irwin Federman                                              30,000                     6,750
Anne O. Krueger                                              1,100                    30,000
George L. Bragg                                            133,181                    20,000
Thomas E. Pardun                                                 0                     5,000
James A. Abrahamson                                              0                    15,000
Peter D. Behrendt                                                0                    15,000
Kathryn A. Braun                                                 0                    67,398
D. Scott Mercer                                             13,859                    38,351
Kenneth E. Hendrickson                                           0                       313
Marc H. Nussbaum                                            11,903                    13,153
All Directors and Executive Officers as a group         246,553 (3)                  525,267             1.5%
(17 persons including those named above)

(1) Shares which the party or group has the right to acquire within 60 days after September 1, 1995 upon the exercise of stock options.

(2) Percentage information is omitted for each of the named individuals because his or her beneficially owned shares represent less than 1% of the outstanding shares of the Company's Common Stock.

(3) Includes 4,913 shares allocated to the accounts of such individuals under the Company's Savings Plan as of July 31, 1995, the latest date for which information is reasonably available.

                              ELECTION OF DIRECTORS

         The Company's directors are elected at each annual meeting of shareholders. Currently, the Board of Directors is comprised of nine members. Mr. George L. Bragg, currently a director, is not standing for re-election. Accordingly, the Board of Directors has reduced the number of authorized directors to eight, effective as of the date of the Meeting. At the Meeting, eight directors, which will make up the entire authorized membership of the Board of Directors at such time, will be elected to serve until the next annual meeting of shareholders and until their successors are elected and qualified. The nominees receiving the greatest number of votes at the Meeting up to the number of authorized directors will be elected.

NOMINEES FOR ELECTION

         The nominees for election as directors at the Meeting set forth in the table below are all incumbent directors. All the nominees were elected at the 1994 Annual Meeting of Shareholders. Each of the nominees has consented to serve as a director if elected. Unless authority to vote for any directors is withheld in a proxy, it is intended that each proxy will be voted FOR such nominees. In the event that any of the nominees for director should before the Meeting become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominees as may be recommended by the Company's existing Board of Directors, unless other directions are given in the proxies. To the best of the Company's knowledge, all the nominees will be available to serve.

         The following biographical information is furnished with respect to each of the eight nominees for election at the Meeting.

Nominee                        Age                     Principal Occupation                Director Since
-------                        ---                     --------------------                --------------
Charles A. Haggerty (1)         54      Chairman of the Board, President and Chief               1993
                                        Executive Officer of the Company
I.M. Booth (2)                  63      Chairman, President and Chief Executive Officer          1985
                                        of Polaroid Corporation, a manufacturer of
                                        photographic film and equipment
Andre R. Horn (3)               67      Retired; former Chairman of the Board of Joy             1985
                                        Manufacturing Company, a maker of heavy
                                        machinery, and former Chairman of Needham &
                                        Company, Inc., an investment banking firm
Irwin Federman (4)              60      Partner of U.S. Venture Partners, a venture              1986
                                        capital investment firm
Anne O. Krueger (5)             61      Professor of Economics, Stanford University              1989
Thomas E. Pardun (6)            52      President and Chief Executive Officer of U S             1993
                                        WEST Multimedia Communications, Inc., a
                                        subsidiary of U S WEST, Inc., a diversified
                                        communications company
James A. Abrahamson (7)         62      Senior Advisor with Galway Partners, L.L.C., an          1994
                                        investment and merchant bank
Peter D. Behrendt (8)           56      Chairman, President and Chief Executive Officer          1994
                                        of Exabyte Corporation, a manufacturer of
                                        computer tape storage products

(1) Mr. Haggerty joined the Company as President in June 1992 and has been a director since January 1993. He assumed the additional positions of Chairman and Chief Executive Officer on June 30, 1993. Prior to joining the Company, he spent his 28-year business career in various positions at IBM. In 1987, he became IBM's Vice President of Worldwide Operations for the AS/400. He then served as Vice President/General Manager, Low-End Mass-Storage Products, responsible for operations in the United States, Japan and the United Kingdom. Immediately prior to joining the Company, he held the position of Vice President of IBM's worldwide OEM storage marketing. Mr. Haggerty also serves as a director of Pentair, Inc., Navistar International Corp. and Sync Research Inc.

(2) Mr. Booth has served in his present position for more than five years. He also serves as a director of Polaroid Corporation, John Hancock Mutual Life Insurance Company and State Street Bank & Trust.

(3) Mr. Horn retired in 1991 after having served as Chairman of Needham & Company, Inc. from 1985 to March 1991. He serves as a director of Varco International, Inc., Remec and GTI Corporation. Needham & Company,
         Inc. has from time to time acted as an investment banker for the Company.

(4) Mr. Federman has served in his present position for more than five years. He also serves as a director of Komag, Inc., Electronics for Imaging, Inc. and Telcom Semiconductor Inc.

(5) Dr. Krueger assumed her present position on July 1, 1993. From January 1987 until that time, she served as Arts and Sciences Professor of Economics in the Department of Economics at Duke University. She also serves as a director of Nordson Corporation.

(6) Mr. Pardun assumed his present position in April 1993. From May 1988 until that time, he served in key executive positions with U S WEST Multimedia Communications, Inc., as Vice President, Marketing and Planning and as Vice President and General Manager, Business and Government Services. He also serves as a director of Exabyte Corporation.

(7) Mr. Abrahamson assumed his present position in June 1995. From October 1992 until that time, he served as Chairman of the Board of Oracle Corporation, an information management software and services company. From October 1989 to September 1992, Mr. Abrahamson served in key executive positions with Hughes Aircraft Company, including Executive Vice President for Corporate Development and President of the Transportation Sector. Prior to October 1989, Mr. Abrahamson served 33 years in the United States Air Force, rising to the rank of Lieutenant General.

(8) Mr. Behrendt joined Exabyte Corporation as President and director in July 1987. In July 1990 he was elected to the additional position of Chief Executive Officer, and in January 1992 he was appointed Chairman of the Board of Exabyte.

COMMITTEES AND MEETINGS

         The executive committee of the Board of Directors during the Company's fiscal year ended July 1, 1995 ("fiscal year 1995") consisted of Messrs. Haggerty, Abrahamson, Bragg, Federman and Horn and Dr. Krueger. Between meetings of the Board of Directors, the executive committee may exercise all of the powers of the Board (except those powers expressly reserved by applicable law to the Board) in the management and direction of the business and conduct of the affairs of the Company in all cases in which specific directions have not been given by the Board.

         The audit committee of the Board of Directors during fiscal year 1995 consisted of all of the non-employee directors. The audit committee reviews, acts on and reports to the Board of Directors with respect to various financial reporting and accounting practices and consults with the Company's independent accountants and management with respect thereto. The committee (i) reviews, prior to publication, the Company's annual financial statements; (ii) reviews the scope of the current annual audit and fees therefor, and the results of the prior year's audit; (iii) reviews the Company's accounting and financial reporting principles and practices; (iv) reviews the Company's system of internal accounting controls; (v) reviews the scope of any other services to be performed by the independent accountants; (vi) recommends the retention or replacement of the independent accountants; (vii) reviews the adequacy of the Company's accounting and financial personnel resources; and (viii) reviews and considers any other matters relative to the audit of the Company's accounts and the preparation of its financial statements and reports that the committee deems appropriate.

         The compensation committee of the Board of Directors during fiscal year 1995 consisted of all of the non-employee directors, except Mr. Bragg who did not become a member of the committee until November 10, 1994. The committee currently consists of Messrs. Federman, Abrahamson, Behrendt and Booth. The compensation committee advises the Board of Directors with respect to various compensation matters and administers the Company's Employee Stock Option Plan and Employee Stock Purchase Plan.

         The Board of Directors acts as a committee of the whole with respect to nominations for membership on the Board. The nominating committee reviews and makes recommendations to the Board of Directors regarding nominees for directors and committee assignments for the Board of Directors. The nominating committee will consider nominees recommended by shareholders. A shareholder desiring to make such a recommendation should submit the name, address, telephone number and qualifications of the proposed nominee in writing to Michael A. Cornelius, Secretary of the Company, 8105 Irvine Center Drive, Irvine, California 92718.

         During fiscal year 1995, there were seven meetings of the Board of Directors, one meeting of the executive committee, three meetings of the audit committee, six meetings of the compensation committee and one meeting of the nominating committee. While a director, each of the current Board members attended 75% or more of the aggregate of the meetings of the Board of Directors and the meetings of the committees of the Board on which he or she served during such period.

DIRECTOR COMPENSATION

  CASH COMPENSATION

         Directors who are not employees of the Company receive an annual retainer of $22,000, plus compensation of $2,000 for each session (day or consecutive days) during which they attend a Board meeting or meeting of a committee of the Board, $500 for each meeting held by telephone conference, and reimbursement for travel expenses. In addition, the chairman of each committee of the Board receives an annual retainer of $2,000. Mr. Haggerty, who is an employee of the Company, does not receive any compensation for his services as a director.

  NON-EMPLOYEE DIRECTORS STOCK-FOR-FEES PLAN

         The Non-Employee Directors Stock-for-Fees Plan was approved by a vote of the shareholders on November 19, 1992 and became effective January 1, 1993. Under the plan, each non-employee director may elect to receive shares of the Company's Common Stock in lieu of any or all of the annual retainer fee and meeting attendance fees otherwise payable in cash to such non-employee director for that calendar year. Pursuant to the plan, on each date that an electing director becomes entitled to payment of director fees, the Company shall grant to the director that number of shares of Common Stock that is determined by dividing the amount of the cash fee the director would have received but for the election by the fair market value of the Common Stock on that date. No shares were issued under the plan in fiscal years 1995, 1994 and 1993.

         The maximum aggregate number of shares of Common Stock that may be issued under the plan is 200,000 shares, subject to antidilution adjustments. The plan will terminate on December 31, 2002 unless it is terminated by earlier action of the Board of Directors. The Board of Directors has the power to suspend, discontinue or amend the plan at any time; provided, however, that no amendment will be effective without shareholder approval, if such shareholder approval is required under any law or regulation binding on the Company.

  DEFERRED COMPENSATION PLAN

         The Company adopted a Deferred Compensation Plan as of May 15, 1994 under which all directors and employees selected for participation by the compensation committee of the Board are permitted to defer payment of compensation otherwise payable to them by the Company. Directors who elect to participate are permitted to defer a minimum of $3,000 per calendar year and up to 100% of their compensation. Interest was guaranteed to accrue at a rate of between 3% and 4.5% for calendar year 1994, with future rates determined prior to the beginning of that year based upon results of the preceding year. The interest rate for calendar year 1995 was 7.4%.

         Pursuant to the terms of the plan, three directors deferred compensation earned in their role as a director in fiscal year 1995 and 1994, respectively, as follows: Mr. Behrendt ($30,000 and zero), Mr. Federman ($40,000 and $2,000), and Mr. Pardun ($36,000 and $2,500).

  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

         The Company has a Stock Option Plan for Non-Employee Directors (the "Directors Plan") under which options to purchase the Company's Common Stock are granted to the Company's non-employee directors. The Directors Plan was adopted by the Board and approved by the shareholders in 1985. The Board has approved an amendment and restatement of the Directors Plan, subject to approval by the Company's shareholders at the Meeting. A description of the Directors Plan is contained in this Proxy Statement under the heading "Approval of the Amendment and Restatement of the Stock Option Plan for Non-Employee Directors."

         From July 1, 1992 through July 1, 1995, options to purchase up to 130,000 shares of Common Stock having a weighted average exercise price per share of $11.97 were issued to six non-employee directors under the Directors Plan. A total of 92,900 shares were purchased during that period upon exercise of options granted under the Directors Plan.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

         The compensation committee of the Board of Directors has furnished the following report on executive compensation:

  EXECUTIVE OFFICER COMPENSATION

         The Company's executive compensation policies and programs are designed to (i) provide competitive levels of overall compensation that will attract and retain the best executive talent in the industry, (ii) motivate executive officers to perform at their highest level, (iii) align executive officer and shareholder interests to create shareholder value, and (iv) reward executive officers for achievement of corporate, group and individual objectives.

         To achieve these goals, the compensation committee and the Board of Directors have established an executive compensation program primarily consisting of three integrated components-base salary, annual incentive awards, and stock options.

         BASE SALARY. Base salaries for executive officers are set by the compensation committee after considering factors such as the competitive environment, experience level, position and responsibility and overall contribution of the executive. The compensation committee considers competitive data from independent survey sources of peer companies in competition for similar management talent, which include both direct competitors of the Company and other companies in the high-technology industry with similar size and performance characteristics. These survey data are then analyzed by independent consultants and the Company's Vice President, Human Resources, who then provide the necessary information to the compensation committee. In making its decisions, the compensation committee exercises its judgment based on all of the factors described above. Although the Company generally targets base salary levels at the 50th percentile of the competitive data, no specific formula is applied to determine the weight of each of the factors.

         ANNUAL INCENTIVE AWARDS. The annual incentive awards for executive officers are at risk and for fiscal year 1995 were awarded under two separate but related compensation programs. The Management Incentive Plan measures the performance of executive officers and other senior executives against specific objectives and awards incentive bonuses from a bonus pool. The plan is reviewed and approved annually by the compensation committee and the Board of Directors early in the fiscal year. The compensation committee establishes the annual incentive opportunity for each executive officer in relation to his or her base salary. For fiscal year 1995, awards under the plan were primarily weighted towards corporate and business unit profitability, thus establishing a direct link between executive pay and company profitability. Other factors measured in the plan, but given lesser weight, included achieving linearity of sales and meeting established quality measures.

         The Company also has a Profit Sharing Plan covering all eligible U.S. based employees. The Company has during each of the past three years authorized 8% of pre-tax profits to be allocated to the participants. For fiscal year 1995, awards to executive officers and other employees eligible to participate in the Management Incentive Plan were limited to 10% of their base salary. Effective with fiscal year 1996, executive officers and other employees eligible to participate in the Management Incentive Plan will no longer participate in the Profit Sharing Plan.

         STOCK OPTIONS. The third component of the compensation program for executive officers is in the form of stock option awards. The Company's Employee Stock Option Plan, adopted in 1978, provides for long-term incentive compensation for employees of the Company, including executive officers. Stock option awards align the interests of executive officers with those of shareholders by providing an equity interest in the Company, thereby providing incentive for such executive officers to maximize shareholder value. Option awards directly tie executive compensation to the Company's stock.

         The compensation committee is responsible for determining, subject to the terms of the Employee Stock Option Plan, the individuals to whom grants are made, the timing of grants, and the number of shares per grant. The number of shares are determined based on the individual's position in the Company, competitive company practices, and the number of unvested shares already held by the individual. Stock options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the day of the grant. The options vest over a four year period.

         LONG-TERM RETENTION AWARDS. For fiscal year 1996 the Company has adopted a long-term retention program under which the Company will grant cash awards to key employees whose retention is critical to the Company's future success. These one-time awards will vest 10% at the end of the second year, 25% at the end of the third year, and 65% at the end of the fourth year. Until vested, the value of the awards will vary according to a formula based on the market price of the Company's Common Stock.

  CORPORATE TAX DEDUCTION ON COMPENSATION IN EXCESS OF $1 MILLION A YEAR

         Section 162(m) of the Internal Revenue Code, enacted in 1993, generally limits the tax deductibility by public companies of certain executive compensation to $1 million for the Chief Executive Officer and the four other most highly compensated executive officers. Based on the proposed regulations, any taxable compensation derived from the exercise of stock options granted under the Employee Stock Option Plan described above should be exempt from the tax deductibility limit. Bonuses under the Company's Management Incentive Plan do not currently meet all of the requirements of Section 162(m). However, the Company believes the Management Incentive Plan as currently structured best serves the interests of the Company and its shareholders by allowing the Company to recognize an executive officer's contribution as appropriate. For fiscal year 1995, no executive officer's taxable compensation exceeded the $1 million limit on deductibility.

  CHIEF EXECUTIVE OFFICER COMPENSATION

         The process of determining the compensation for the Company's Chief Executive Officer and the factors taken into consideration in such determination are generally the same as the process and factors used in determining the compensation of all of the Company's executive officers. The Committee considers both the Company's overall performance and the Chief Executive Officer's individual performance.

         Mr. Haggerty served as the Company's chief executive officer for the entire fiscal year 1995. For the fiscal year, he received a base salary of $600,000 and an incentive compensation bonus of $500,000. Mr. Haggerty's salary was determined based on an analysis of salaries paid by peer companies, including the Company's direct competitors, and on Mr. Haggerty's individual performance. The compensation committee's determination concerning his annual incentive award and his stock option award were based on its assessment of his effectiveness in improving the competitive position and financial performance of the Company, the success of his drive to instill and reinforce within the Company a culture of quality, integrity and discipline, and his ability to continue to enhance long-term value for the Company's shareholders.

                 Respectfully submitted,

                 Irwin Federman, Chairman
                 James A. Abrahamson
                 Peter D. Behrendt
                 I. M. Booth

SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation paid to the Company's Chief Executive Officer and the four other most highly paid executive officers for the last three fiscal years. The table includes the dollar value of base salary, bonus earned, option awards (shown in number of shares) and certain other compensation, whether paid or deferred.

                                                                                            Long-Term
                                                           Annual Compensation             Compensation
                                                       ----------------------------    ---------------------
                                                                                              Awards
                                                                                              ------
                                                                                       Securities Underlying        All Other
Name and Principal Position                  Year      Salary ($)      Bonus ($)(1)     Options/SARs (#)(2)    Compensation($)(3)
---------------------------                  ----      ----------      ------------     -------------------    ------------------
Charles A. Haggerty                          1995      600,000          536,469                 120,000                35,406
Chairman, President &                        1994      450,000          487,163                  50,000                89,229
Chief Executive Officer                      1993      300,000            3,460                 201,000               111,670

Kathryn A. Braun                             1995      303,633          227,116                  20,000                15,969
Executive Vice President,                    1994      265,750          292,549                  20,000                12,972
Personal Storage Products                    1993      247,500            2,791                  63,750                 8,547

D. Scott Mercer                              1995      276,667          175,013                  17,000                15,479
Executive Vice President,                    1994      256,441          180,374                  37,000                74,531
Chief Financial & Administrative Officer     1993      222,250           55,035                  30,000               139,521

Kenneth E. Hendrickson                       1995      240,000          180,779                   5,000                21,444
Executive Vice President,                    1994       65,461           60,000                 155,000(4)                  0
Microcomputer Products                       1993          N/A              N/A                     N/A                   N/A

Marc H. Nussbaum                             1995      227,856          157,290                  25,000                15,243
Senior Vice President, Engineering           1994      186,173           96,604                  11,000                10,163
                                             1993      167,666            1,907                  15,350                 9,272


 (1) The amounts shown in this column include bonuses paid under the Management Incentive Plan and profit sharing payments under the Profit Sharing Plan. In addition, Mr. Mercer received a guaranteed bonus of $52,500 in fiscal year 1993.

(2)      The Company does not grant stock appreciation rights.

(3)      The amounts disclosed in this column for fiscal year 1995 represent:

              (a) matching contributions to the Company's Savings Plan, a 401(k) plan, on behalf of Mr. Haggerty ($4,756), Ms. Braun ($4,917), Mr. Mercer ($4,867), Mr. Hendrickson ($3,163) and
                     Mr. Nussbaum ($5,095);

              (b) profit sharing contributions to the Company's Savings Plan of $9,000 each on behalf of the named executive officers;

              (c) additional contributions on behalf of Mr. Haggerty ($14,531) and Mr. Hendrickson ($3,993) to the Company's Deferred Compensation Plan to offset a reduction in profit sharing awards resulting from their deferrals of salary under the Company's Deferred Compensation Plan;

              (d) premiums paid by the Company for term life insurance on behalf of Ms. Braun ($2,052), Mr. Mercer ($1,612), Mr. Hendrickson ($5,288) and Mr. Nussbaum ($1,148); and

              (e) payment by the Company of $7,119 for relocation expenses on behalf of Mr. Haggerty.

(4) Mr. Hendrickson was granted options to purchase 75,000 shares at $19.125 per share on March 24, 1994. These were subsequently canceled, and new options to purchase an equal number of shares at $13.875 were granted to him on May 19, 1994.

OPTION/SAR* GRANTS IN LAST FISCAL YEAR

         The following table sets forth information regarding stock options granted to the named executive officers during the fiscal year ended July 1, 1995.

                                                                                          Potential Realizable Value
                                                                                          at Assumed Annual Rates of
                                                                                           Stock Price Appreciation
                                              Individual Grants                               for Option Term (2)
                          -----------------------------------------------------------    ---------------------------
                              Number        % of Total
                          of Securities    Options/SARs
                            Underlying      Granted to      Exercise or
                           Options/SARs    Employees in     Base Price     Expiration
           Name           Granted (#)(1)   Fiscal Year        ($/sh)          Date          5% ($)          10% ($)
-------------------       --------------   ------------     -----------    ----------    ----------      -----------
Charles A. Haggerty          120,000            8.4          $14.00         07/21/04     $1,056,543      $2,677,487

Kathryn A. Braun              20,000            1.4           14.00         07/21/04        176,091         446,248

D. Scott Mercer               17,000            1.2           14.00         07/21/04        149,677         379,311

Kenneth E. Hendrickson         5,000            0.3           14.00         07/21/04         44,023         111,562

Marc H. Nussbaum              11,000            0.8           14.00         07/21/04         96,850         245,436
                              14,000            1.0           15.125        09/08/04        133,168         337,475



*        The Company does not grant Stock Appreciation Rights.

(1) All options were granted under the Company's Employee Stock Option Plan adopted in 1978. The options described in this column were granted on July 21, 1994 and September 8, 1994, and vest over a period of four years according to the following schedule: 25% on the first anniversary of the grant date and 6.25% at the end of each three month period thereafter. The options have a term of 10 years unless the optionee ceases to be employed by the Company, in which case the options will no longer vest and shall terminate three months after the optionee's last day of employment with the Company. The Company's Employee Stock Option Plan is currently administered by the compensation committee, which has broad discretion and authority to construe and interpret the plan and to modify outstanding options.

(2) Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant to the expiration date. These values are calculated based on requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation. Actual gains, if any, are dependent on the future market price of the Company's Common Stock.

AGGREGATED OPTION/SAR* EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

        The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise in fiscal year 1995 by the Company's executive officers named in the Summary Compensation Table. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on July 1, 1995, and the aggregate gains that would have been realized had these options been exercised on July 1, 1995, even though these options were not exercised, and the unexercisable options could not have been exercised, on July 1, 1995.

                                                                Number of Securities         Value of Unexercised
                                                               Underlying Unexercised            In-the-Money
                                                                    Options/SARs                 Options/SARs
                                                               At Fiscal Year End (#)      At Fiscal Year End (2)($)
                                                            ---------------------------   --------------------------
                         Shares Acquired
                                on            Value
      Name                 Exercise (#)   Realized ($)(1)   Exercisable   Unexercisable   Exercisable  Unexercisable
-----------------------  ---------------  ---------------   -----------   -------------   -----------  -------------
Charles A. Haggerty           46,450         $702,556         154,113        270,437      $1,776,503    $1,936,291

Kathryn A. Braun              50,000          748,587          53,414         66,640         626,889       516,653

D. Scott Mercer               27,500          405,313          38,000         63,500         451,031       554,781

Kenneth E. Hendrickson        20,000          120,000               0         65,000               0       235,000

Marc H. Nussbaum                   0                0          15,194         40,902         170,365       196,565

*        The Company does not grant Stock Appreciation Rights.

(1) Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(2) These amounts represent the difference between the exercise price of the in-the-money options and the market price of the Company's Common Stock on July 1, 1995. The closing price of the Company's Common Stock on that day on the New York Stock Exchange was $17.50. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The compensation committee of the Company's Board of Directors currently consists of Messrs. Federman, Abrahamson, Behrendt and Booth. No current member of the compensation committee is a current or former officer or employee of the Company. During fiscal year 1995, the compensation committee consisted of all of the non-employee directors, except Mr. Bragg, who did not become a member of the compensation committee until November 10, 1994. Mr. Bragg was an officer of the Company from July 1991 to March 1993 serving in various positions including Vice Chairman of the Board, Vice President of Human Resources and Chief Financial Officer. There are no compensation committee interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers or Board members of such other entities.

                             STOCK PERFORMANCE GRAPH

        The following graph compares the cumulative total shareholder return of the Company's Common Stock with the cumulative total return of the S&P 500 Index and the Hambrecht & Quist Hardware Index for the five years ended July 1, 1995. The graph assumes that $100 was invested on June 30, 1990 in the Company's Common Stock and each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

                         WESTERN DIGITAL CORPORATION
                           STOCK PERFORMANCE GRAPH

    MEASUREMENT PERIOD
  (FISCAL YEAR COVERED)     WESTERN DIGITAL     H&Q HARDWARE     S&P 500 INDEX
        Jun-90              13.250      100     105.06   100     358.02    100
        Jun-91               4.000       30      88.88    85     371.16    104
        Jun-92               4.875       37      94.35    90     408.14    114
        Jun-93               4.125       31      75.21    72     450.53    126
        Jun-94              12.750       96      73.83    70     444.27    124
        Jun-95              17.500      132     129.69   123     544.75    152

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

        Under the securities laws of the United States, the directors and executive officers of the Company and persons who own more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Commission and the New York Stock Exchange. Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any late filings during fiscal year 1995. To the Company's knowledge, based solely on its review of the copies of such reports required to be furnished to the Company during fiscal year 1995, all of these reports were timely filed.

                                CHANGE OF CONTROL

        Effective January 18, 1990, the Board of Directors of the Company adopted an Extended Severance Plan pursuant to which eligible employees of the Company may receive severance benefits in the event of termination of employment under certain circumstances involving a change of control of the Company. For this purpose, a change of control is defined generally as the acquisition by any person of beneficial ownership of 33-1/3% or more of the voting stock of the Company, certain mergers or other business combinations involving the Company, sale of substantially all the assets of the Company, liquidation of the Company or change in a majority of the incumbent members of the Board of Directors (except for changes in Board composition approved by a majority of incumbent directors). Subject to certain terms and conditions set forth in the plan, the extended severance benefits become payable in the event that, within two years following a change of control, an eligible employee is terminated by the Company without cause, or resigns following a reduction in such employee's compensation or responsibility level.

        In such event, the eligible employee is entitled to receive a lump sum cash payment equal to the present value of a multiple of such employee's monthly compensation (salary plus average bonus or commissions, as applicable). The multiple applied to such monthly compensation is equal to the number of months in the applicable severance period to which such employee has become entitled by virtue of his or her position with the Company and number of months employed prior to termination. The severance period for officers of the Company is equal to twelve months plus one additional month for each full two-month period of service in excess of one year up to a maximum severance period of thirty-six months. Other participants are entitled to a severance period ranging from two months to twenty-four months depending on employment level and length of service. If any part of the amount payable under the plan to any employee is determined by the Company's accountants to be nondeductible by the Company under
Section 280G of the Internal Revenue Code, the payment will be subject to reduction to the minimum extent necessary to make the entire payment deductible; provided, however, that amounts payable under the plan to elected officers will not be so reduced unless the amount of the reduction is less than the lesser of
(i) $100,000 or (ii) 10% of the total amount (before any reduction) payable under the plan. An employee entitled to receive such a severance payment will also be entitled to continued coverage under the Company's benefit programs.

        All domestic employees with an average of at least twenty hours per week of service, and such key foreign employees as are designated as participants by the compensation committee of the Board, are covered by the plan. The plan shall terminate on January 17, 2000, unless it is earlier terminated or extended by the Board subject to certain conditions set forth in the plan.

                APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

GENERAL

                The Company maintains its Stock Option Plan for Non-Employee Directors (as amended to date, the "Current Plan"), pursuant to which non-employee directors of the Company receive grants of options to purchase Common Stock of the Company. The Company's Board of Directors has unanimously approved an amendment and restatement of the Current Plan in the form attached as Exhibit A to this proxy statement (the "Amended Plan"), subject to approval by the Company's shareholders. The Current Plan is scheduled to expire on May 15, 2005 and authorizes a total of 800,000 shares of the Company's Common Stock for issuance upon the exercise of options granted thereunder; the Amended Plan will not extend the expiration date or increase the number of shares authorized.

                The Amended Plan changes the provisions of the Current Plan related to grants of additional options. Under the Current Plan, six months after any exercise or expiration of an option, the optionee automatically receives a replacement option to purchase the number of shares underlying the exercised or expired option ("Replacement Option"). The Company believes this feature may encourage non-employee directors to exercise their options and sell the underlying shares, and also unfairly favors non-employee directors whose initial options are granted at times when the Company's Common Stock price is relatively low. Replacement Options are not granted under the Amended Plan; instead all non-employee directors will automatically receive additional options to purchase up to 5,000 shares annually at the time of their re-election to the Company's Board of Directors ("Additional Options"). Notwithstanding the foregoing, however, Replacement Options will continue to be granted as under the Current Plan in respect of options that are exercised or expire on or before December 31, 1995, but such Replacement Options will be treated for all purposes like Additional Options granted under the Amended Plan. No Replacement Options will be granted in respect of exercises or terminations after December 31, 1995.

                The Amended Plan also changes the provisions of the Current Plan related to vesting of all options. Under the Current Plan, initial options to purchase 20,000 shares granted when a person becomes a non-employee director ("Initial Options") vest 10,000 shares six months after grant, 5,000 shares on the first anniversary of the grant date, and 5,000 shares on the second anniversary of the grant date. Replacement Options under the Current Plan vest 20% six months after grant and an additional 5% at the end of each of the next 16 three-month periods thereafter. Under the Amended Plan, Initial Options vest 5,000 shares on the first anniversary of the grant date and 1,250 shares at the end of each of the next 12 three-month periods thereafter, and Additional Options vest 1,250 shares on the first anniversary of the date of grant and 312.5 shares at the end of each of the next 12 three-month periods thereafter.

                In addition, the Amended Plan modifies the Current Plan in certain other respects, including to (i) eliminate the 30,000 share cap on grants of Replacement Options under the Current Plan (Additional Options under the Amended Plan); (ii) make stock options granted under the Current Plan governed by the Amended Plan, subject to the consent of the holders of such stock options; (iii) give Additional Options a term of ten years, instead of five and one-half years for Replacement Options under the Current Plan; (iv) make Additional Options (like Initial Options) exercisable for a period of one year after the date a recipient ceases to be a director for any reason, rather than one year for Replacement Options if cessation is due to death or permanent disability and three months if cessation is due to any other reason as under the Current Plan; (v) allow the Company in its discretion to accept consideration other than cash or Company stock in payment of the exercise price of options, allow exercise in a broker-assisted transaction in which the exercise price is not received until promptly after exercise, and allow the loan of the exercise price to the optionee subject to prompt repayment; (vi) provide that if the Company consummates any reorganization or merger or consolidation, each option will thereafter be exercisable only for the securities and/or other consideration that a holder of the same number of shares as are subject to that option would have been entitled to receive in such reorganization or merger or consolidation (as opposed to the Current Plan, which provides for such a change only if the Company is the surviving entity in a merger or consolidation); and
(vii) provide that if a change in control (as defined in the Amended Plan) occurs and in connection therewith an optionee ceases to be a director of the Company, then such optionee's options will automatically vest and remain exercisable for a period of one year (or, if shorter, until the expiration date of the option) (as opposed to the Current Plan, which provides that in case of a dissolution or liquidation, or a merger or consolidation in which the Company is not the surviving entity, each outstanding option will automatically vest and become exercisable prior to such event, and then will terminate, unless the agreement of merger or consolidation provides otherwise).

                The following is a summary of the principal features of the Amended Plan, and is qualified in its entirety by and subject to the actual provisions of the Amended Plan, a copy of which is attached to this proxy statement as Exhibit A.

PURPOSE AND ELIGIBILITY

                The basic purpose of the Amended Plan (like the Current Plan) is to attract and retain qualified non-employee directors and align their interests with the Company's shareholders by offering them an opportunity and incentive to acquire the Company's Common Stock. The Amended Plan is structured to enable non-employee directors to serve as disinterested administrators of employee stock incentive plans of the Company under Rule 16b-3 ("Rule 16b-3") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                Directors are eligible to receive grants of options under the Amended Plan if they have not been employees of the Company or any of its affiliates or otherwise eligible to receive any equity securities of the Company pursuant to any plan of the Company or any of its affiliates (other than the Amended Plan or a similar plan for directors of the Company) since the beginning of the Company's most recently completed fiscal year ("Eligible Directors"). There are currently seven non-employee directors who would be eligible to participate in the Amended Plan; future non-employee directors would also be eligible. If the Plan had been in effect for the fiscal year ended July 1, 1995, options to purchase a total of 45,000 shares would have been granted to non-employee directors thereunder, all as Additional Options.

ADMINISTRATION AND AMENDMENT

                The Amended Plan will be administered by the Company, which, subject to the express provisions of the Amended Plan, will have the power to interpret the Amended Plan and the rights and obligations of the Company and option recipients and to adopt and amend such rules and regulations for the administration thereof as it may deem desirable. However, the Company has no authority or discretion with respect to recipients, timing, vesting, underlying shares or exercise price of options granted under the Amended Plan, which matters are specifically governed by the provisions of the Amended Plan.

                The Company's Board of Directors may, insofar as permitted by law, from time to time suspend or discontinue the Amended Plan or revise or amend it in any respect whatsoever, subject to shareholder approval to the extent required by Rule 16b-3 if the amendment would increase the number of shares subject to the Amended Plan, increase the number of shares for which an option or options may be granted to any optionee, change the class of persons eligible to receive options, provide for the grant of options having an exercise price per option share less than the exercise price specified in the Amended Plan, extend the final date upon which options may be granted, or otherwise materially increase the benefits accruing to participants in a manner not specifically contemplated by the Amended Plan or affect the Amended Plan's compliance with Rule 16b-3.

TERMINATION OF THE AMENDED PLAN

                Options may not be granted under the Amended Plan after the earlier to occur of May 15, 2005 (the termination date of the Current Plan) or the date of a Change in Control (as defined in the Amended Plan), but each option properly granted under the Amended Plan will remain in effect until such option has been exercised or terminated in accordance with its terms and the terms of the Amended Plan.

OPTION GRANTS

                As under the Current Plan, each Eligible Director will, upon first becoming an Eligible Director, receive a one-time grant of an option (an "Initial Option") to purchase up to 20,000 shares of the Company's Common Stock at an exercise price per share equal to the fair market value of the Company's Common Stock on the date of grant. (The market price of the Company's Common Stock on September 1, 1995 was $20.125.) The Company's current non-employee directors have previously received initial non-employee directors options under the Current Plan, and are therefore not eligible to receive such Initial Options.

                Immediately following each annual meeting of shareholders of the Company after an Eligible Director joins the Company's Board, if the Eligible Director has served as a director since his or her election or appointment and has been re-elected as a director at such annual meeting, such Eligible Director will automatically receive an Additional Option to purchase up to 5,000 shares of the Company's Common Stock at an exercise price per share equal to the fair market value of the Company's Common Stock on the date of grant. Each of the Company's current non-employee directors who are standing for reelection would receive Additional Options immediately after the Company's 1996 annual meeting of shareholders and subsequent annual meetings, if re-elected to the board at such meetings.

VESTING AND EXERCISE OF OPTIONS

                Initial Options will vest and become exercisable in installments of 5,000 shares on the first anniversary of the date of grant and 1,250 shares at the end of each of the next 12 three-month periods thereafter. Additional Options will vest and become exercisable in installments of 1,250 shares on the first anniversary of the date of grant and 312.5 shares at the end of each of the next 12 three-month periods thereafter. Notwithstanding the foregoing, however, (i) Initial Options and Additional Options will vest and become exercisable only if the optionee has remained an Eligible Director for the entire period from the date of grant to the vesting date and (ii) Initial Options and Additional Options that have not vested and become exercisable at the time the optionee ceases to be a director will terminate.

                The option exercise price will be payable upon exercise in cash or Company stock delivered by the optionee or retained by the Company from the stock otherwise issuable upon exercise (in either case valued at fair market value as of the exercise date), or such other consideration as the Company may deem acceptable. The Company may allow exercise of an option in a broker-assisted or similar transaction in which the exercise price is not received by the Company until promptly after exercise, and/or allow the Company to loan the exercise price to the person entitled to exercise the option, if the exercise will be followed by a prompt sale of some or all of the underlying shares and a portion of the sales proceeds is dedicated to full payment of the exercise price and any applicable tax withholding.

TERMINATION OF OPTIONS

                No option granted under the Amended Plan will be exercisable later than ten years after its grant. If an optionee ceases to be a director of the Company for any reason, all Initial Options and Additional Options granted to such optionee will be exercisable, to the extent already exercisable at the date such optionee ceases to be a director, for a period of 365 days after that date (or, if sooner, until the expiration of the option according to its terms), and will then terminate.

SECURITIES SUBJECT TO THE AMENDED PLAN

                The 800,000 shares of Common Stock that may be issued upon exercise of options granted under the Current Plan are being carried over to the Amended Plan, so that the Amended Plan does not represent any increase in authorized shares. In the event that any outstanding option under the Amended Plan expires by reason of lapse of time or is otherwise terminated without exercise for any reason, then the shares of Common Stock subject to any such option that have not been issued upon exercise of the option shall again become available in the pool of shares of Common Stock for which options may be granted under the Amended Plan.

CORPORATE TRANSACTIONS; CHANGES IN CONTROL

                The number of shares of Common Stock available for issuance upon exercise of options granted under the Amended Plan, the number of shares for which each outstanding option can be exercised, and the exercise price per share of options will be appropriately and proportionately adjusted in connection with a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of issued and outstanding shares of capital stock of the Company effected without receipt of consideration by the Company.

                If the Company consummates any reorganization or merger or consolidation, each option outstanding under the Amended Plan will thereafter be exercisable only for the securities and/or other consideration that a holder of the same number of shares of Common Stock as are subject to that option would have been entitled to receive in such reorganization or merger or consolidation. If a Change in Control of the Company (as defined in the Amended Plan) occurs and in connection with such change in control any optionee ceases to be a director of the Company, then such optionee's options granted under the Amended Plan will automatically accelerate and become immediately exercisable. Without limitation, a director will be deemed to have ceased to be a director of the Company in connection with a Change in Control if such director (i) is removed by or resigns upon request of a person exercising practical voting control over the Company following the Change in Control, or (ii) is willing and able to continue as a director of the Company but is not re-elected to or retained on the Company's Board of Directors by the Company's shareholders through the shareholder vote or consent action for election of directors that precedes and is taken in connection with, or next follows, the change in control.

FEDERAL INCOME TAX CONSEQUENCES

                The following is a brief description of the federal income tax treatment that will generally apply to options granted under the Amended Plan, based on federal income tax laws in effect on the date of this Proxy Statement. The exact federal income tax treatment of options will depend on the specific circumstances of the recipient. No information is provided herein with respect to estate, inheritance, gift, state or local tax laws, although there may be certain tax consequences upon the receipt or exercise of an option or other award or the disposition of any acquired shares under those laws. RECIPIENTS OF OPTIONS ARE ADVISED TO CONSULT THEIR PERSONAL TAX ADVISORS WITH REGARD TO ALL CONSEQUENCES ARISING FROM THE GRANT OR EXERCISE OF OPTIONS, AND THE DISPOSITION OF ANY ACQUIRED SHARES.

                Options granted under the Amended Plan are non-qualified options for purposes of the Internal Revenue Code (the "Code"). The grant of a non-qualified option is generally not a taxable event for the optionee and does not entitle the Company to any deduction. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise of the option ("Option Shares") (determined as of the date of the exercise) over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount. The amount included in the optionee's taxable income on the exercise of the option will be added to the exercise price in determining the optionee's basis in the acquired shares. A subsequent sale of the Option Shares generally will give rise to capital gain or loss equal to the difference between the sales price and the Optionee's basis in the shares sold. Such gain or loss will be treated as short-term or long-term depending on the optionee's holding period for the shares involved in the disposition.

                With certain exceptions, an individual may not deduct investment-related interest to the extent such interest exceeds the individual's net investment income for the year. Investment interest generally includes interest paid on indebtedness incurred to purchase Common Stock. Interest disallowed under this rule may be carried forward to and deducted in later years, subject to the same limitations.

                Special rules will apply in cases where an optionee pays the exercise or purchase price of the option or applicable withholding tax obligations under the Amended Plan by delivering previously owned Common Stock or by reducing the amount of Common Stock otherwise issuable pursuant to the option. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares.

                The Amended Plan provides that, in the event of certain changes in ownership or control of the Company, the right to exercise options otherwise subject to a vesting schedule may be accelerated. In that event and depending upon the individual circumstances of the recipient, an amount with respect to such award may constitute an "excess parachute payment" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax (in addition to Federal income tax) on any "excess parachute payment," and the Company will be denied a deduction with respect to such payment. Recipients of awards should consult their tax advisors as to whether accelerated vesting of an award in connection with a change of ownership or control of the Company would give rise to an "excess parachute payment."

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

                The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the meeting and entitled to vote is required for approval of the Amended Plan. Abstentions and broker non-votes will each be counted present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote. Broker non-votes, on the other hand, will have no effect on the outcome of the vote.

                THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDED AND RESTATED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

        By selection of the Company's Board of Directors, the international accounting firm of KPMG Peat Marwick LLP, certified public accountants, has served the Company as its auditors since its incorporation in 1970. The Board of Directors has again selected KPMG Peat Marwick LLP to serve as the Company's independent accountants for the fiscal year ending June 29, 1996. The matter is not required to be submitted for shareholder approval, but the Board of Directors has elected to seek ratification of its selection of the independent accountants by the affirmative vote of a majority of the shares represented and voted at the Meeting. If the shareholders do not ratify this selection, the Board of Directors will reconsider its selection of KPMG Peat Marwick LLP and will either continue to retain this firm or appoint new auditors upon recommendation of the Audit Committee.

        One or more representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 29, 1996.

                              SHAREHOLDER PROPOSALS

        Shareholders who wish to include proposals for action at the Company's 1996 Annual Meeting of Shareholders in next year's proxy statement and proxy card must cause their proposals to be received in writing by the Company at its address set forth on the first page of this Proxy Statement no later than June 4, 1996. Such proposals should be addressed to the Company's Secretary, and may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Commission.

        Shareholders who do not present proposals for inclusion in the Proxy Statement but who still intend to submit a proposal at the 1996 Annual Meeting must, in accordance with the Company's bylaws, provide timely written notice of the matter to the Secretary of the Company. To be timely, a shareholder's written notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 120 days prior to the Annual Meeting as originally scheduled. If less than 70 days notice or prior public disclosure of the date of the scheduled Annual Meeting is given, then notice of the proposed business matter must be received by the Secretary not later than the close of business on the tenth day following the day on which such notice of the date of the scheduled Annual Meeting was mailed or the day on which such public disclosure was made, whichever first occurs. Any notice to the Secretary must include as to each matter the shareholder proposes to bring before the meeting: (i) a brief description of the proposal desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting; (ii) the name and record address of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal; (iii) the class and number of shares of the Company's stock which are beneficially owned by the shareholder and any other shareholders known by such shareholder to be supporting such proposal; and (iv) any financial interest of the shareholder in such proposal.

                                  OTHER MATTERS

        The Board of Directors of the Company does not know of any other matters that are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournments and postponements thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgments.

                                 ANNUAL REPORTS

        The Company's 1995 Annual Report to Shareholders has been mailed to shareholders concurrently with this Proxy Statement, but such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material.

Irvine, California
October 2, 1995

                SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES ON, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                                   EXHIBIT A

                           WESTERN DIGITAL CORPORATION
                              AMENDED AND RESTATED
                              STOCK OPTION PLAN FOR
                             NON-EMPLOYEE DIRECTORS

                                    ARTICLE I
                                     GENERAL

                1.01 ADOPTION AND AMENDMENT. This Western Digital Corporation Amended and Restated Stock Option Plan for Non- Employee Directors (the "PLAN") was initially adopted by the Board of Directors (the "BOARD") of Western Digital Corporation (the "COMPANY") as of May 15, 1985 (the initial effective date of the Plan) subject to approval of the Company's shareholders, which was obtained at the Annual Meeting of Shareholders held on November 15, 1985. Amendment No. 1 to the Plan was adopted by the Board as of December 6, 1985, subject to shareholder approval, which was obtained at the Annual Meeting of Shareholders held on November 13, 1986. Amendment No. 2 to the Plan was adopted by the Board as of September 22, 1987, subject to shareholder approval, which was obtained at the Annual Meeting of Shareholders held on November 19, 1987. Amendment No. 3 to the Plan was approved by the Board without shareholder approval on November 19, 1987. Amendment No. 4 to the Plan was adopted by the Board as of September 22, 1988, subject to shareholder approval, which was obtained at the Annual Meeting of Shareholders held on November 17, 1988. Amendment No. 5 to the Plan was adopted by the Board as of July 27, 1989, subject to shareholder approval, which was obtained at the Annual Meeting of Shareholders held on November 16, 1989. Amendment No. 6 to the Plan was adopted by the Board as of July 26, 1990, subject to shareholder approval, which was obtained at the Annual Meeting of Shareholders held on November 15, 1990. Amendment No. 7 to the Plan was approved by the Board without shareholder approval on May 23, 1991. Amendment No. 8 to the Plan was approved by the Board as of July 21, 1994, subject to shareholder approval, which was obtained at the Annual Meeting of Shareholders held on November 10, 1994. This Amendment and Restatement of the Plan was approved by the Board on September 7, 1995, subject to shareholder approval, which was obtained at the Annual Meeting of Shareholders held on November 1, 1995, and is effective as of that date, provided that holders of options shall receive Additional Options pursuant to Section 6(a) of the Plan as amended through Amendment No. 8 thereto in respect of exercises or terminations of Initial Options or Additional Options until December 31, 1995. This Amendment and Restatement of the Plan shall govern all options granted under the Plan after the date of approval hereof by the Company's shareholders (including Additional Options granted pursuant to the preceding sentence) and all options granted under the Plan prior to that date, subject to any required consents of the holders of such options; prior to or in the absence of any such consent, options granted under the Plan as amended through Amendment No. 8 thereto will be governed by that version of the Plan.

                1.02 ADMINISTRATION. The Plan shall be administered by the Company, which, subject to the express provisions of the Plan, shall have the power to construe the Plan and any agreements or memoranda defining the rights and obligations of the Company and option recipients, to determine all questions arising thereunder, to adopt and amend such rules and regulations for the administration thereof as it may deem desirable, and otherwise to carry out the terms of the Plan and such agreements or memoranda. The interpretation and construction by the administrator of any provisions of the Plan or of any option granted under the Plan shall be final. Notwithstanding the foregoing, the administrator shall have no authority or discretion as to the selection of persons eligible to receive options granted under the Plan, the number of shares covered by options granted under the Plan, the timing of such grants, or the exercise price of options granted under the Plan, which matters are specifically governed by the provisions of the Plan.

                1.03 ELIGIBLE DIRECTORS. A person shall be eligible to receive grants of options under the Plan (an "ELIGIBLE DIRECTOR") if, at the time of the option's grant, he or she is a duly elected or appointed member of the Board, but is not and has not since the beginning of the Company's most recently completed fiscal year been (a) granted or awarded any equity securities of the Company (including, without limitation, stock options and stock appreciation rights) except pursuant to the Plan or a similar plan for directors of the Company, or (b) an employee of the Company or any of its affiliates or otherwise eligible for selection as a person to whom equity securities of the Company (including, without limitation, stock options and stock appreciation rights) may be allocated or granted pursuant to any plan of the Company or any of its affiliates (other than the Plan or a similar plan for directors of the Company) entitling participants therein to acquire stock, stock options, or stock appreciation rights of the Company or any of its affiliates.

                1.04 SHARES OF COMMON STOCK SUBJECT TO THE PLAN AND GRANT LIMIT. The shares that may be issued upon exercise of options granted under the Plan shall be authorized and unissued shares of the Company's Common Stock or previously issued shares of the Company's Common Stock reacquired by the Company and unused option shares pursuant to Section 2.06. The aggregate number of shares that may be issued upon exercise of options granted under the Plan shall not exceed 800,000 shares of Common Stock, subject to adjustment in accordance with Article III.

                1.05 AMENDMENT OF THE PLAN. The Board may, insofar as permitted by law, from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no such amendment shall alter or impair or diminish any rights or obligations under any option theretofore granted under the Plan without the consent of the person to whom such option was granted. In addition, if an amendment to the Plan would increase the number of shares subject to the Plan (as adjusted under Article III), increase the number of shares for which an option or options may be granted to any optionee (as adjusted under Article III), change the class of persons eligible to receive options under the Plan, provide for the grant of options having an exercise price per option share less than the exercise price specified in the Plan, extend the final date upon which options may be granted under the Plan, or otherwise materially increase the benefits accruing to participants in a manner not specifically contemplated herein or affect the Plan's compliance with Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the amendment shall be approved by the Company's shareholders to the extent required to comply with Rule 16b-3 under the Exchange Act ("RULE 16B-3"). Under no circumstances may the provisions of the Plan that provide for the amounts, price, and timing of option grants be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder. The Plan is intended to qualify as a formula plan under Rule 16b-3, but not to impose restrictions included in the Plan for purposes of compliance with Rule 16b-3 if those restrictions become unnecessary to compliance with Rule 16b-3. Accordingly, notwithstanding the foregoing, the administrator may administer and amend the Plan to comply with or take advantage of changes in the rules (or interpretations thereof) promulgated by the Securities and Exchange Commission or its staff under Section 16 of the Exchange Act, subject to the shareholder approval requirement described above.

                1.06 TERM OF PLAN. Options may be granted under the Plan until the earlier to occur of May 15, 2005 or the date of a Change in Control, as defined in Section 3.02. In addition, no options may be granted during any suspension of the Plan or after its termination for any reason. Notwithstanding the foregoing, each option properly granted under the Plan shall remain in effect until such option has been exercised or terminated in accordance with its terms and the terms of the Plan.

                1.07 RESTRICTIONS. All options granted under the Plan shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to options granted under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government or regulatory body or authority, is necessary or desirable as a condition of, or in connection with, the granting of such an option or the issuance, if any, or purchase of shares in connection therewith, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Unless the shares of stock to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") as now in force or hereafter amended, the Company shall be under no obligation to issue any shares of stock covered by any option unless the person who exercises such option, in whole or in part, shall give a written representation and undertaking to the Company satisfactory in form and scope to counsel to the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares of stock issued to him or her pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares of stock, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act, or any other applicable law or regulation, and that if shares of stock are issued without such registration, a legend to this effect may be endorsed upon the securities so issued and the Company may order its transfer agent to stop transfer of such shares.

                1.08 NONASSIGNABILITY. No option granted under the Plan shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order or, in the discretion of the administrator and under circumstances that would not adversely affect the interests of the Company, as otherwise permitted by rule or interpretation of the Securities and Exchange Commission or its staff as an exception to the general proscription on transfer of derivative securities set forth in Rule 16b-3 (or any successor rule) or applicable interpretations thereof. During the lifetime of the optionee, the option shall be exercisable only by the optionee (or the optionee's permitted transferee) or his or her guardian or legal representative.

                1.09 WITHHOLDING TAXES. Whenever shares of stock are to be issued upon exercise of an option granted under the Plan, the administrator shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to such issuance. The administrator may, in the exercise of its discretion, allow satisfaction of tax withholding requirements by accepting delivery of stock of the Company or by withholding a portion of the stock otherwise issuable upon exercise of an option.

                1.10 DEFINITION OF "FAIR MARKET VALUE." For purposes of the Plan, the "FAIR MARKET VALUE" of a share of stock as of a particular date shall be: (a) if the stock is listed on an established stock exchange or exchanges (including, for this purpose, The Nasdaq Stock Market), the last reported sale price per share of the stock on such date on the principal exchange on which it is traded or, if no sale was made on such date on such principal exchange, then as of the next preceding date on which such a sale was made; or (b) if the stock is not then listed on an exchange, the average of the closing bid and asked prices per share for the stock in the over-the-counter market as quoted on the NASDAQ system on such date (in the case of (a) or (b), subject to adjustment as and if necessary and appropriate to set an exercise price not less than 100% of the fair market value of the stock on the date an option is granted); or (c) if the stock is not then listed on an exchange or quoted in the over-the-counter market, an amount determined in good faith by the administrator. The fair market value of rights or property other than stock shall be determined by the administrator on the basis of such factors as it may deem appropriate.

                1.11 RIGHTS AS A SHAREHOLDER. An optionee or a permitted transferee of an option shall have no rights as a shareholder with respect to any shares issuable or issued upon exercise of the option until the date of the receipt by the Company of all amounts payable in connection with exercise of the option, including the exercise price and any amounts required pursuant to
Section 1.09.

                                   ARTICLE II
                                  STOCK OPTIONS

                2.01 GRANTS OF INITIAL OPTIONS. Each Eligible Director shall, upon first becoming an Eligible Director, receive a one-time grant of an option to purchase up to 20,000 shares of the Company's Common Stock at an exercise price per share equal to the fair market value of the Company's Common Stock on the date of grant, subject to (a) vesting as set forth in Section 2.03, and (b) adjustment as set forth in Article III. Options granted under this Section 2.01 are "INITIAL OPTIONS" for purposes hereof. An Eligible Director who has received an initial grant of stock options under the Plan or pursuant to a prior option plan for the Company's directors shall not be eligible to receive an Initial Option.

                2.02 GRANTS OF ADDITIONAL OPTIONS. Immediately following the annual meeting of shareholders of the Company next following an Eligible Director's becoming an Eligible Director and immediately following each subsequent annual meeting of shareholders of the Company, in each case if the

Eligible Director has served as a director since his or her election or appointment and has been re-elected as a director at such annual meeting, such Eligible Director shall automatically receive an option to purchase up to 5,000 shares of the Company's Common Stock (an "ADDITIONAL OPTION"). In addition to the Additional Options described above, an individual who was previously an Eligible Director and received an initial grant of stock options under the Plan or pursuant to a prior option plan for the Company's directors, who then ceased to be a director for any reason, and who then again becomes an Eligible Director, shall upon again becoming an Eligible Director automatically receive an Additional Option. The exercise price per share for all Additional Options shall be equal to the fair market value of the Company's Common Stock on the date of grant, subject to (a) vesting as set forth in Section 2.03, and (b) adjustment as set forth in Article III.

                2.03 VESTING. Initial Options shall vest and become exercisable in installments of 5,000 shares on the first anniversary of the date of grant and 1,250 shares at the end of each of the next 12 three-month periods thereafter. Additional Options shall vest and become exercisable in installments of 1,250 shares on the first anniversary of the date of grant and 312.5 shares at the end of each of the next 12 three-month periods thereafter. Notwithstanding the foregoing, however, but subject to Section 3.02, (i) Initial Options and Additional Options will vest and become exercisable as set forth herein only if the optionee has remained a director for the entire period from the date of grant to the date specified herein for vesting, and (ii) Initial Options and Additional Options that have not vested and become exercisable at the time the optionee ceases to be a director shall terminate.

                2.04 EXERCISE. No option shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. Not less than 100 shares of stock (or such other amount as is set forth in the applicable option agreement or confirming memorandum) may be purchased at one time unless the number purchased is the total number at the time available for purchase under the terms of the option. An option shall be deemed to be exercised when the Secretary or other designated official of the Company receives written notice of such exercise from or on behalf of the optionee, together with payment of the exercise price and any amounts required under Section 1.09. The option exercise price shall be payable upon the exercise of an option in legal tender of the United States or capital stock of the Company delivered in transfer to the Company by or on behalf of the person exercising the option (duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with signatures guaranteed in accordance with the Exchange Act if required by the administrator) or retained by the Company from the stock otherwise issuable upon exercise or surrender of vested and exercisable options granted to the recipient and being exercised (in either case valued at fair market value as of the exercise date), or such other consideration as the administrator may from time to time in the exercise of its discretion deem acceptable in any particular instance, provided, however, that the administrator may, in the exercise of its discretion, (a) allow exercise of an option in a broker-assisted or similar transaction in which the exercise price is not received by the Company until promptly after exercise, and/or (b) allow the Company to loan the exercise price to the person entitled to exercise the option, if the exercise will be followed by a prompt sale of some or all of the underlying shares and a portion of the sales proceeds is dedicated to full payment of the exercise price and amounts required pursuant to
Section 1.09.

                2.05 OPTION AGREEMENTS OR MEMORANDA. Each option granted under the Plan shall be evidenced by an option agreement duly executed on behalf of the Company and by the Eligible Director to whom such option is granted or, in the administrator's discretion, a confirming memorandum issued by the Company to the recipient, stating the number of shares of stock issuable upon exercise of the option and the exercise price, and setting forth explicitly or by reference to the Plan the time during which the option is exercisable and the times at which the options vest and become exercisable. Such option agreements or confirming memoranda may but need not be identical and shall comply with and be subject to the terms and conditions of the Plan, a copy of which shall be provided to each option recipient and incorporated by reference into each option agreement or confirming memorandum. Any option agreement or confirming memorandum may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the administrator.

                2.06 TERM OF OPTIONS AND EFFECT OF TERMINATION. Notwithstanding any other provision of the Plan, no option granted under the Plan shall be exercisable after the expiration of ten years from the effective date of its grant. In the event that any outstanding option under the Plan expires by reason of lapse of time or is otherwise terminated without exercise for any reason, then the shares of Common Stock subject to such option that have not been issued upon exercise of the option shall again become available in the pool of shares of Common Stock for which options may be granted under the Plan. In the event that the recipient of any options granted under the Plan shall cease to be a director of the Company for any reason, and subject to Section 3.02, all Initial Options and Additional Options granted under the plan to such recipient shall be exercisable, to the extent they are already exercisable at the date such recipient ceases to be a director, for a period of 365 days after that date (or, if sooner, until the expiration of the option according to its terms), and shall then terminate. In the event of the death of an optionee while such optionee is a director of the Company or within the period after termination of such status during which he or she is permitted to exercise an option, such option may be exercised by any person or persons designated by the optionee on a beneficiary designation form adopted by the administrator for such purpose or, if there is no effective beneficiary designation form on file with the Company, by the executors or administrators of the optionee's estate or by any person or persons who shall have acquired the option directly from the optionee by his or her will or the applicable laws of descent and distribution.

                                   ARTICLE III
                             CORPORATE TRANSACTIONS

                3.01 ANTI-DILUTION ADJUSTMENTS. The number of shares of Common Stock available for issuance upon exercise of options granted under the Plan, the number of shares for which each outstanding option can be exercised, and the exercise price per share of options shall be appropriately and proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of issued and outstanding shares of capital stock of the Company effected without receipt of consideration by the Company. No fractional interests will be issued under the Plan resulting from any such adjustments.

                3.02 REORGANIZATIONS; MERGERS; CHANGES IN CONTROL. Subject to the other provisions of this Section 3.02, if the Company shall consummate any reorganization or merger or consolidation in which holders of shares of the Company's Common Stock are entitled to receive in respect of such shares any other consideration (including, without limitation, a different number of such shares), each option outstanding under the Plan shall thereafter be exercisable, in accordance with the Plan, only for the kind and amount of securities, cash and/or other property receivable upon such reorganization or merger or consolidation by a holder of the same number of shares of Common Stock as are subject to that option immediately prior to such reorganization or merger or consolidation, and any appropriate adjustments will be made to the exercise price thereof. In addition, if a Change in Control occurs and in connection with such Change in Control any recipient of an option granted under the Plan ceases to be a director of the Company, then such recipient shall have the right to exercise his or her options granted under the Plan in whole or in part during the applicable time period provided in Section 2.06 without regard to any vesting requirements. For purposes hereof, but without limitation, a director will be deemed to have ceased to be a director of the Company in connection with a Change in Control if such director (i) is removed by or resigns upon request of a Person (as defined in paragraph (a) below) exercising practical voting control over the Company following the Change in Control or a person acting upon authority or at the instruction of such Person, or (ii) is willing and able to continue as a director of the Company but is not re-elected to or retained on the Board by the Company's shareholders through the shareholder vote or consent action for election of directors that precedes and is taken in connection with, or next follows, the Change in Control. For purposes hereof, a "CHANGE IN CONTROL" means the following and shall be deemed to occur if any of the following events occurs:

                (a) Any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding the Company and its subsidiaries and any employee benefit or stock ownership plan of the Company or its subsidiaries and also excluding an underwriter or underwriting syndicate that has acquired the Company's securities solely in connection with a public offering thereof (such person, entity or group being referred to herein as a "PERSON"), becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

                (b) Individuals who, as of the effective date hereof, constitute the Board cease for any reason to constitute at least a majority of the Board, provided that any individual who becomes a director after the effective date hereof whose election, or nomination for election by the Company's shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person having the power to exercise, through beneficial ownership, voting agreement and/or proxy, 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual's election or nomination for election by the Company's shareholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

                (c) Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company's assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation, other than

                     (i) a reorganization or merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation), or

                     (ii) a reorganization or merger or consolidation effected
                          to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

                (d) Approval by the shareholders of the Company or an order by a court of competent jurisdiction of a plan of liquidation of the Company.

                3.03 DETERMINATION BY THE COMPANY. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the administrator, whose determination in that respect shall be final, binding and conclusive. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate or to sell or transfer all or any part of its business or assets.

                                     PROXY
                          WESTERN DIGITAL CORPORATION
                            8105 IRVINE CENTER DRIVE
                                IRVINE, CA 92718

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   THE UNDERSIGNED HEREBY APPOINTS CHARLES A. HAGGERTY AND MICHAEL A. CORNELIUS, AND EACH OF THEM, AS PROXIES, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE AS DESIGNATED BELOW ALL THE SHARES OF COMMON STOCK OF WESTERN DIGITAL CORPORATION HELD OF RECORD BY THE UNDERSIGNED ON SEPTEMBER 15, 1995 AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 1, 1995, AND AT ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. THE PROPOSALS REFERRED TO BELOW ARE DESCRIBED IN THE PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS DATED OCTOBER 2, 1995.

1. ELECTION OF DIRECTORS                       / / FOR ALL NOMINEES LISTED BELOW
                                               (except as marked to the contrary below)

                                               / / WITHHOLD AUTHORITY
                                               to vote for all nominees listed below


 (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, LINE
           THROUGH OR OTHERWISE STRIKE OUT THE NOMINEE'S NAME BELOW)

        CHARLES A. HAGGERTY                    I.M. BOOTH                        ANDRE R. HORN
          ANNE O. KRUEGER                   THOMAS E. PARDUN                  JAMES A. ABRAHAMSON

                                             IRWIN FEDERMAN
                                            PETER D. BEHRENDT

2. APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS WHICH WILL EFFECT CERTAIN CHANGES TO SUCH PLAN AS DESCRIBED IN THE PROXY STATEMENT REGARDING ADDITIONAL OPTION GRANTS AND OTHER MATTERS.

             FOR                    AGAINST                 ABSTAIN
             / /                      / /                     / /


3. RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY.

             FOR                    AGAINST                 ABSTAIN
             / /                      / /                     / /


4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                    (IMPORTANT -- PLEASE SIGN ON OTHER SIDE)

                          (CONTINUED FROM OTHER SIDE)

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

                                                 DATED:                      ,
                                                 1995

                                                 -------------------------------
                                                           (Signature)

                                                 -------------------------------
                                                           (Signature)

                                                 Please sign your name exactly
                                                 as it appears hereon. When
                                                 shares are held by joint
                                                 tenants, both should sign. When
                                                 signing as attorney, executor,
                                                 administrator, trustee or
                                                 guardian, please give full
                                                 title as such. If a
                                                 corporation, please sign in
                                                 full corporate name by
                                                 President or other authorized
                                                 officer. If a partnership,
                                                 please sign in full partnership
                                                 name by authorized person.

                                                 PLEASE MARK, SIGN, DATE AND
                                                 RETURN THIS PROXY CARD PROMPTLY
                                                 USING THE ENCLOSED ENVELOPE.

TO: T. ROWE PRICE TRUST COMPANY
    TRUSTEE OF THE WESTERN DIGITAL CORPORATION SAVINGS AND PROFIT SHARING PLAN

   WITH RESPECT TO SHARES OF COMMON STOCK OF WESTERN DIGITAL CORPORATION INCLUDED IN THE SAVINGS AND PROFIT SHARING PLAN, YOU ARE HEREBY INSTRUCTED TO VOTE IN ACCORDANCE WITH THE FOLLOWING ALL SHARES ALLOCATED TO MY ACCOUNT IN THE
PLAN:

1. ELECTION OF DIRECTORS                       / / FOR ALL NOMINEES LISTED BELOW
                                               (except as marked to the contrary below)

                                               / / WITHHOLD AUTHORITY
                                               to vote for all nominees listed below


 (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, LINE
                                   THROUGH OR
                 OTHERWISE STRIKE OUT THE NOMINEE'S NAME BELOW)

        CHARLES A. HAGGERTY                    I.M. BOOTH                        ANDRE R. HORN
          ANNE O. KRUEGER                   THOMAS E. PARDUN                  JAMES A. ABRAHAMSON

                                             IRWIN FEDERMAN
                                            PETER D. BEHRENDT

2. APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS WHICH WILL EFFECT CERTAIN CHANGES TO SUCH PLAN AS DESCRIBED IN THE PROXY STATEMENT REGARDING ADDITIONAL OPTION GRANTS AND OTHER MATTERS.

             FOR                AGAINST                         ABSTAIN
             / /                  / /                             / /



3. RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY.

             FOR                AGAINST                       ABSTAIN
             / /                  / /                           / /


4. IN THEIR DISCRETION, CHARLES A. HAGGERTY AND MICHAEL A. CORNELIUS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                    (IMPORTANT -- PLEASE SIGN ON OTHER SIDE)

                          (CONTINUED FROM OTHER SIDE)

   TO PARTICIPANTS IN THE WESTERN DIGITAL CORPORATION SAVINGS AND PROFIT SHARING PLAN

   AS A PARTICIPANT IN THE SAVINGS AND PROFIT SHARING PLAN, WITH RESPECT TO SHARES OF WESTERN DITIGAL CORPORATION COMMON STOCK INCLUDED IN THE PLAN AT SEPTEMBER 15, 1995, YOU HAVE THE RIGHT TO INSTRUCT T. ROWE PRICE TRUST COMPANY, THE TRUSTEE, HOW TO VOTE SHARES ALLOCATED TO YOUR ACCOUNTS IN THE PLAN. FOR YOUR INFORMATION, A COPY OF THE PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 1, 1995, IS FORWARDED HEREWITH.

                                                 MY SHARES SHALL BE VOTED IN THE
                                                 MANNER DIRECTED ABOVE. IF THIS
                                                 FORM IS PROPERLY EXECUTED BUT
                                                 NO DIRECTION IS MADE ABOVE, THE
                                                 SHARES SHALL BE VOTED FOR THE
                                                 NOMINEES NAMED IN PROPOSAL 1
                                                 AND FOR PROPOSALS 2 AND 3.
                                                 DATED:                      ,
                                                 1995

                                                 -------------------------------
                                                           (Signature)

                                                 PLEASE MARK, SIGN, DATE AND
                                                 RETURN THIS INSTRUCTION CARD
                                                 PROMPTLY USING THE ENCLOSED
                                                 ENVELOPE.

[WESTERN DIGITAL LETTERHEAD]




October 2, 1995



TO:     Participants in the Western Digital Corporation
        Savings and Profit Sharing Plan


As a participant in the Western Digital Corporation Savings and Profit Sharing Plan, you have the right to vote the shares of Western Digital common stock allocated to your account.

To allow you to do this, we are enclosing a voting instruction card, which when completed will give instructions to the trustee of the plan, T. Rowe Price Trust Company, on how you wish your shares to be voted. Also enclosed is an annual report and a proxy statement which explains the issues being presented for shareholder approval at the annual meeting to be held on November 1, 1995.

As a stock owner in Western Digital, ONLY YOU (through the trustee) CAN VOTE YOUR SHARES. No one else has that right. If you do not provide the trustee with voting instructions, your shares will not be voted. Therefore, it is important that your shares, no matter how large or small the amount, be represented at the annual meeting of shareholders.

Please take the time to complete the enclosed card and return it in the enclosed, pre-addressed envelope as soon as possible.

Thank you for your cooperation.

Very truly yours,

[SIG]

Michael A. Cornelius